UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549

                                        FORM 8-K

                                     CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of the
                             Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported) JULY 1, 1994

                                CHARTER BANCSHARES, INC.
                 (Exact name of registrant as specified in its charter)


     TEXAS                        0-13496                       74-1967164
(State or other           (Commission File Number)            (IRS Employer
 jurisdiction of                                             Identification No.)


2600 CITADEL PLAZA DRIVE, SUITE 600, HOUSTON, TEXAS                77008
     (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:            (713) 692-6121


(Former name or former address, if changed since last report)   Not Applicable

ITEM 5.     OTHER EVENTS

       On July 1, 1994, Charter Bancshares, Inc. ("Charter") consummated the acquisition of residential construction loans and selected fixed assets from Roosevelt Financial Group, Chesterfield, Missouri. The residential construction loans represented the existing construction portfolio generated by the construction lending operations of Farm and Home Savings Association ("Farm and Home") prior to the June 30, 1994 acquisition of Farm and Home by Roosevelt Financial Group. In addition to purchasing these construction loans and selected fixed assets, Charter will employ approximately 20 persons previously employed by Farm and Home and associated with the construction lending area. The loans and selected fixed assets were purchased by Charter National Bank-Houston, a wholly-owned national bank subsidiary of Charter.

       The purchased residential construction loans represent approximately $75 million in outstanding balances, with total credit lines of approximately $210 million. Approximately one-third of the outstanding loans are for home construction in Houston, one-third in Dallas, and the balance are for homes in Austin and San Antonio. A typical interim construction loan will have an average life of less than one year and earn interest that floats at prime rate plus one to one and one-half percent (the prime rate as of July 1, 1994 was 7.25%). Additional fees may be earned on construction loans in the form of origination fees, inspection fees, appraisal fees, and extension fees. The purchased fixed assets of approximately $267,000 are primarily comprised of the furniture and equipment used in Farm and Home's construction lending area. Except for approximately $11,000 in miscellaneous accounts payable related to construction loans, there were no other liabilities assumed by Charter in the transaction. All of the loans and selected fixed assets were purchased at the existing net book values as reflected on Roosevelt Financial Group's books, which amounts approximate their fair value. No purchase premium or discount was paid to or received from Roosevelt Financial Group.

       A portion of the purchase price was financed by $38 million in borrowings from the Federal Home Loan Bank of Dallas. The remaining purchase price was funded through the utilization of existing liquid assets in the form of federal funds sold and short-term investments.

       This acquisition will be accounted for under the purchase method of accounting. The following pro forma financial information consists of a pro forma condensed balance sheet as of March 31, 1994. Pro forma adjustments related to the pro forma condensed balance sheet have been computed assuming the acquisition was consummated March 31, 1994. Pro forma condensed statements of operations are not presented since this transaction is not considered an acquisition of a continuing business. This acquisition is a purchase of short-lived assets at amounts considered to be their fair value.

PRO FORMA CONDENSED BALANCE SHEET (UNAUDITED)
                                                                                        March 31, 1994
===========================================================================================================================
                                                                               Purchased
                                                                Charter          Assets        Adjustments      Pro Forma
- ---------------------------------------------------------------------------------------------------------------------------
                                                                       (in thousands, except per share amounts)
Assets:
   Cash and short-term investments (Note A)                    $ 69,077         $            $   (27,685)       $ 41,392
   Securities (Note B)                                          314,616                           (9,965)        304,651
   Loans                                                        252,923           74,857                         327,780
   Less:  Allowance for credit losses                             4,367                                            4,367
- ---------------------------------------------------------------------------------------------------------------------------
    Loans, net                                                  248,556           74,857                         323,413
   Other assets (Note C)                                         26,751              804                          27,555
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $659,000         $ 75,661     $   (37,650)       $697,011
===========================================================================================================================
Liabilities and Shareholders' Equity:
- ---------------------------------------------------------------------------------------------------------------------------
Liabilities:
   Deposits:
    Non-interest-bearing deposits                              $169,248         $            $                  $169,248
    Interest-bearing deposits                                   409,153                                          409,153
- ---------------------------------------------------------------------------------------------------------------------------
      Total Deposits                                            578,401                                          578,401
- ---------------------------------------------------------------------------------------------------------------------------
   Securities sold under agreement to repurchase                 14,921                                           14,921
   Other borrowings (Note D)                                         --                           38,000          38,000
   Long-term debt and debentures                                 12,550                                           12,550
   Other liabilities (Note E)                                     6,396               11           6,407
- ---------------------------------------------------------------------------------------------------------------------------
    Total Liabilities                                           612,268               11          38,000         650,279
- ---------------------------------------------------------------------------------------------------------------------------
Total Shareholders' Equity                                       46,732                                           46,732
- ---------------------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $659,000         $     11     $    38,000        $697,011
===========================================================================================================================

The accompanying notes are an integral part of the proforma condensed balance sheet.

NOTES TO THE PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

Note A - CASH AND SHORT-TERM INVESTMENTS
  Cash and short-term investments include cash, due from banks, federal funds sold, securities purchased under agreements to resell and trading account assets. Pro forma cash and due from banks were $37,070,000 at March 31, 1994. Pro forma federal funds sold, securities purchased under agreement to resell and trading account assets were $4,322,000 at March 31, 1994. The adjustments to this category include the reduction of approximately $27,685,000 in short-term investments and $9,965,000 in securities maturing within 90 days (from the date of the purchase). The reduction in these liquid assets combined with the other borrowings (see Note D) were used to fund the purchase.

Note B - SECURITIES
   Securities include investments held to maturity of $189,850,000 and securities available for sale of $124,766,000 at March 31, 1994.

Note C - OTHER ASSETS
   Included within the category of purchased other assets are $537,000 of accrued interest on purchased loans and $267,000 of fixed assets. All assets acquired were purchased at amounts considered to approximate their fair values. Accordingly, no intangible assets are reflected on the pro forma condensed balance sheet.

Note D - OTHER BORROWINGS
   A portion of the funds used to purchase the assets were provided by advances from the Federal Home Loan Bank of Dallas. The terms of these advances are as follows: (a) $23,000,000 prepayable floating rate based on the 1-month LIBOR plus 10 basis points (initial rate of 4.66%) due December 30, 1996, and (b) $15,000,000 at a fixed rate of 4.84% due August 29, 1994. These advances are collateralized by a blanket pledge of the subsidiary banks' residential mortgage loans.

Note E - OTHER LIABILITIES
   The pro forma adjustment to other liabilities includes $11,000 of accounts payable related to the purchased loans.

                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused the report to be signed on its behalf by the undersigned thereunto duly authorized.

                                CHARTER BANCSHARES, INC.
                                      (Registrant)

               By: WILLIAM S. SHROPSHIRE, JR.
                   William S. Shropshire, Jr.
                   Chief Financial Officer
                   and Treasurer
                   (Principal financial and
                   accounting officer)

Date:  July 14, 1994